VOLITIONRX LIMITED

2,250,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

September 30, 2016

National Securities Corporation

As representative of the several Underwriters

Named in Schedule VI hereto

410 Park Avenue

14th Floor

New York, NY 10022

Ladies and Gentlemen:

VolitionRx Limited, a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule VI hereto (each, an “Underwriter” and collectively, the “Underwriters”), for whom National Securities Corporation is acting as representative (the “Representative”), an aggregate of 2,250,000 authorized but unissued shares (the “Firm Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”) and, at the election of the Underwriters, upon the terms and conditions stated herein, up to an additional 337,500 shares of Common Stock (the “Additional Shares” and together with the Firm Shares, the “Securities”).

The Company and the Underwriters hereby confirm their agreement with respect to the purchase and sale of the Securities as follows:

1.

REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-206781) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities to a form of prospectus included in the Registration Statement relating to the Securities in the form heretofore delivered to the Underwriters. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus. The “Time of Sale Disclosure Package” shall mean the Preliminary Prospectus together with the pricing information identified on Schedule II hereto.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.

PURCHASE, SALE AND DELIVERY OF SECURITIES.

(a)

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to $5.00 (the “Per Share Price”), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule VI hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Per Share Price, that portion of the number of Additional Shares as to which such election shall have been exercised (subject to such adjustments as the Representative may determine to avoid fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter on Schedule VI hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder.

As referenced in Section 2(a)(ii) above, the Company hereby grants to the several Underwriters the option to purchase from the Company the Additional Shares, at the Per Share Price. This option may be exercised by National Securities Corporation at any time (but not more than once) on or before the date that is thirty (30) days following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price and delivery for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (b) below.

The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus.

(b)

The Firm Shares will be delivered by the Company to the Underwriters for the Underwriters’ accounts against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, or such other location as may be mutually acceptable, (i) with respect to the Firm Shares, at 8:00 a.m. Pacific time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such time and date of delivery being herein referred to as the “Closing Date”), and (ii) with respect to the Additional Shares, at 8:00 a.m. Pacific time on the Option Closing Date. To the extent the Company is eligible for full fast transfer at the time, if the Underwriters so elect, delivery of the Securities may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters. Certificates representing the Securities, in definitive form and in such denominations and registered in such names as the Underwriters may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Pacific time, on the business day next preceding the applicable closing date at the offices of National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, or such other location as may be mutually acceptable.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters as follows:

(a)

No order preventing or suspending the use of the Registration Statement (including any post-effective amendment thereto), any Preliminary Prospectus or the Prospectus has been issued by the Commission and each such document, at the time of filing or the time of first use within the meaning of the Rules and Regulations, in each case as applicable, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement (including any post-effective amendment thereto), any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(b)

To the Company’s knowledge, the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. The Registration Statement has been declared effective by the Commission’s staff and remains effective. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(c)

The Registration Statement (including any post-effective amendment thereto or any document incorporated by reference therein), at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), and at the Closing Date, and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, in each case as applicable at the Closing Date complied in all material respects and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the required information in all material respects and is prepared in accordance with the rules and regulations of the Commission applicable thereto. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement (including any post-effective amendment thereto), or the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters, specifically for use in the preparation thereof (as described in Section 6(b)).

(d)

The Time of Sale Disclosure Package does not, and will not at the Time of Sale include any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Time of Sale Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter. As used in this paragraph and elsewhere in this Agreement “Time of Sale” means 7:45 a.m. (Eastern time) on the date of this Agreement.

(e)

The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Exchange Act and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations and statements of cash flows for the periods therein specified in conformity with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, Sadler, Gibb & Associates, LLC, which has expressed its opinion with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(f)

The Company and each of its Subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization under the laws of its jurisdiction of incorporation or formation. Where applicable under the laws of the jurisdiction of incorporation or formation of the Company and each of its Subsidiaries, or under the laws of each jurisdiction in which the Company and each of its Subsidiaries owns or leases real property or in which the conduct of their respective businesses makes qualification necessary, each of the Company and each of its Subsidiaries is in good standing under such laws, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Subsidiary” means each subsidiary of the Company listed on Schedule III hereto (collectively, the “Subsidiaries”). Each of the Company and its Subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, and is duly qualified to do business as a foreign entity in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or in its ability to execute or perform its obligations under this Agreement (“Material Adverse Effect”).

(g)

Except as contemplated herein or disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of equity compensation awards under the Company’s equity compensation plans, approved by the Board of Directors of the Company, or shares of Common Stock upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than issuances of equity compensation awards under the Company’s equity compensation plans, approved by the Board of Directors of the Company) or any of its Subsidiaries, or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”).

(h)

Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(i)

This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of, or conflict with, any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such breaches, violations, conflicts or defaults that would not reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of or conflict with any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or by-laws (collectively and as each may be amended from time to time, the “Governing Documents”) or the applicable organizational documents of any Subsidiary. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act, state securities or blue sky laws, the NYSE MKT Listing Standards, or the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements; and the Company has the corporate power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(j)

All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Firm Shares and Additional Shares, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Governing Documents or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been waived. All of the issued and outstanding shares of capital stock of each Subsidiary has been duly and validly authorized and issued and is fully paid and nonassessable, and, except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, and except for share issuances to members of the Company’s clinical advisory board consistent with their terms of service in effect on the date hereof, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary any shares of the capital stock of the Company or any Subsidiary. The Company has an authorized and outstanding capitalization as of the dates thereof as set forth in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus under the captions “Capitalization” and “Description of Common Stock”.

(k)

The Company and each Subsidiary holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect in all material respects; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, including the NYSE MKT Listing Standards.

(l)

The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus as being owned by them which are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except (i) such as are described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus or (ii) such as are not materially burdensome and do not have or would not reasonably be expected to result in a Material Adverse Effect. The property held under lease by the Company and its Subsidiaries is held by them under valid and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries taken as a whole.

(m)

The Company and each of its Subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus; except as stated in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, no name which the Company or any of its Subsidiaries uses and no other aspect of the business of the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and its Subsidiaries and neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

(n)

Neither the Company nor any of its Subsidiaries is (i) in violation of its respective organizational documents, or (ii) in breach of, or otherwise in default under (and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of) any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject, except, with respect to clause (ii), for such breaches or defaults as would not reasonably be expected to result in a Material Adverse Change.

(o)

The Company and its Subsidiaries have timely filed all returns required to be filed with taxing authorities prior to the date hereof and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith.

(p)

The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; and, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(q)

The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE MKT. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NYSE MKT, nor has the Company received any notification that the Commission or NYSE MKT is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE MKT for maintenance of inclusion of the Common Stock on the NYSE MKT.

(r)

Other than the subsidiaries of the Company listed on Schedule III hereto, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(s)

Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, since December 31, 2015, there has been (x) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated), (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the Company’s internal control over financial reporting and (z) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(t)

Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Within the six (6) months prior to the date of this Agreement, and except with respect to the Representative, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person as a finder’s or broker’s fee, agent’s commission or otherwise in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member, or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, other than the payment to the Underwriters as provided hereunder in connection with the transactions contemplated hereunder and ordinary course payments to officers and/or directors of the Company for their services in such capacities. None of the net proceeds of the transactions contemplated hereunder will be paid by the Company directly to any participating FINRA member or its affiliates, except as specifically authorized herein. To the Company’s knowledge, except as otherwise disclosed in the FINRA questionnaires delivered to counsel to the Representative, or in the Registration Statement, the Time of Sale Disclosure Package and/or the Prospectus, no officer, director or principal shareholder of the Company has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(u)

The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(v)

The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(w)

As of the filing date of the Registration Statement, and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(x)

The documents incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(y)

The Company is in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company on the date of this Agreement.

(z)

The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and except as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, such controls and procedures are effective, in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus.

(aa)

Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb)

The operations of the Company and its Subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, including the rules, regulations and guidelines thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)

Neither the Company nor any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)

No approval of the stockholders of the Company is required for the Company to issue and deliver the Securities to the Underwriters.

(ee)

Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no business relationships or related party transactions involving the Company, its Subsidiaries or any director and executive officer listed on Schedule V (collectively such directors and executive officers are referred to as “Insiders”) or other person required to be described the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, pursuant to the Securities Act and the Rules and Regulations, that have not been described as required. The descriptions of the events and transactions set forth in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus under the caption “Certain Relationships and Related Transactions” are true, correct and complete in all material respects.

(ff)

The Company is, and will be on the Closing Date and Option Closing Date, in material compliance with the applicable corporate governance requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

(gg)

The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Company’s Form 10-K for the period ended December 31, 2015 and is incorporated by reference into the Registration Statement truly, correctly and completely describes in all material respects (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial position and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Audit Committee of the Board of Directors of the Company and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and management have consulted with the Company’s auditor regarding such disclosure.

(hh)

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

(ii)

Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(jj)

Any certificate contemplated by this Agreement signed by any officer of the Company and delivered to the Representative or to the counsel for the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.

COVENANTS. The Company covenants and agrees with the Underwriters as follows:

(a)

During the period beginning on the date hereof and ending on the later of the Closing Date (or the Option Closing Date, if applicable) or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object in writing.

(b)

During the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the shares of Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission (without reliance on Rule 424(b)(8)).

(c)

During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file, subject to Section 4(a) hereof, such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)

The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any state in which it is not so qualified or to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any state in which it is not otherwise so subject.

(e)

The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(f)

The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (ii) all expenses and fees of the Company in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (iii) all filing fees in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate and the Company approves, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees incident to any required review and approval by FINRA of the terms of the sale of the Securities, (vi) listing fees, if any, (vii) all fees, disbursements and expenses (including but not limited to fees and disbursements of the Representative’s counsel) incurred by the Underwriters in connection with the Offering, and (viii) all other costs and expenses incident to the Company’s performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, however, that the maximum amount that shall be reimbursed to the Underwriters by the Company under this Section 4(g), including legal expenses, shall be $60,000 which shall be payable at the closing of the Offering ($30,000 in the event that the Offering is abandoned and this Agreement is terminated for any reason other than due to any Underwriter’s bad faith, gross negligence or willful misconduct, in which case the Company’s reimbursement obligation shall be zero) (the “Expense Cap”). If this Agreement is terminated by the Underwriters pursuant to Section 8 hereof or if the Offering is not consummated for any reason (other than an Underwriter’s bad faith, gross negligence or willful misconduct) including any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with the Offering or in contemplation of performing their obligations hereunder within five (5) business days following the presentment to the Company of a written accounting related to such fees and disbursements, subject to the Expense Cap and offset for any amounts previously paid.

(h)

The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(i)

None of the Company and its Subsidiaries or, to the Company’s knowledge, any of its or their employees, officers or directors, have taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)

Except as contemplated herein, the Company will not incur any liability for any finder’s, broker’s or agent’s fee or commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(k)

During the Prospectus Delivery Period, the Company will file on a timely basis (subject to applicable grace periods) with the Commission such periodic and current reports as are required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l)

Except as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, the Company and its Subsidiaries will maintain such controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its Subsidiaries, is made known to them by others within those entities.

(m)

The Company and its Subsidiaries will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(n)

The Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriters, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for non-restricted shares of Common Stock during the Lock-Up Period, other than (i) the Company’s sale of the Securities hereunder, (ii) the issuance of shares of Common Stock or any equity awards (including the issuance of shares of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option plans, employee stock purchase plans, or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, and (iii) the issuance of shares of Common Stock pursuant to the vesting or exercise of equity awards, including options, restricted stock units, or warrants, outstanding on the date hereof. The restrictions set forth in the preceding sentence shall not prohibit the Company, during the Lock-Up Period, with the prior written consent of the Underwriters, which shall not be unreasonably withheld, from issuing or granting (x) shares of Common Stock not registered under the Securities Act; or (y) any security not registered under the Securities Act which is convertible into or exercisable or exchangeable for shares of Common Stock (collectively, (x) and (y), “Restricted Securities”), provided that in each case, the resale of such Restricted Securities is restricted pursuant to the Securities Act and applicable Rules and Regulations during the Lock-Up Period, and such issuances/grants are not integrated with the sale of the Securities hereunder and provided further that no consent of the Underwriters shall be required for the issuance of Restricted Securities (A) in connection with strategic merger or acquisitions transactions or joint ventures, (B) to consultants or advisers in the ordinary course of business and (C) in connection with a debt financing, which may include the issuance of Restricted Securities (which may include warrants), provided that the total number of Restricted Securities (including any securities issuable upon exercise or conversion thereof) do not exceed 5% of the Company’s then-issued and outstanding shares of Common Stock, in each case which are approved by the Board of Directors of the Company. For example only and without limitation, the Company may issue, grant or sell Restricted Securities in connection with a debt financing (which may include warrant coverage), for acquisitions or fund raising. The Company will cause each Insider to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Schedule IV hereto, pursuant to which each Insider shall agree, among other things, subject to the terms and conditions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of shares of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Underwriters, subject to certain exceptions set forth in such letter. The Company also agrees that, without the prior written consent of the Underwriters, during such ninety (90) day period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, shares of Common Stock, Restricted Securities or any securities convertible into or exercisable or exchangeable for shares of Common Stock, except for registration statements on Form S-8 relating to employee benefit plans. The Company hereby agrees that (1) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen days of the Lock-Up Period, or (2) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 4(n) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(o)

The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on NYSE MKT for a period of at least three (3) years.

(p)

From the date hereof until the earlier of (i) a date thirty (30) days after the Closing Date or (ii) the Underwriters shall exercise the election to purchase Additional Shares as set forth in Section 2(a)(ii), the Company will not issue press releases, proposed communications with shareholders or other interested constituencies, or other public announcements, without (i) providing the Underwriters and its counsel with copies of same and (ii) permitting the Underwriters and its counsel a reasonable opportunity to provide comments for consideration thereon; provided, however, that ordinary and routine communications not related to the transactions contemplated hereunder or the financial position of the Company may be provided concurrently with their release.

5.

CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the Closing Date and the Option Closing Date (as if made on the Closing Date or Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)

If filing of the Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)

The Underwriters shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)

Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of any Subsidiary, or any Material Adverse Change.

(d)

On the Closing Date and the Option Closing Date, Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, shall have issued to the Underwriters (i) an opinion and (ii) a negative assurance letter, each dated as of the applicable closing date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e)

On the date of the Prospectus at a time prior to the execution of this Agreement, the Underwriters shall have received a letter of the Auditor (the “Comfort Letter”), dated the date of delivery thereof, and addressed to the Underwriters, in form and substance satisfactory to the Underwriters. On each of the Closing Date and the Option Closing Date (if applicable), the Underwriters shall have received a letter of the Auditor as of such closing date to the effect that the Auditor reaffirms the statements made in the Comfort Letter.

(f)

On each of the Closing Date and the Option Closing Date (if applicable), there shall have been furnished to the Underwriters a certificate, dated as of such closing date and addressed to the Underwriters, signed by the chief executive officer or the chief financial officer of the Company, to the effect that:

(i)

The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or Option Closing Date (as applicable), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date (as applicable);

(ii)

No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, is contemplated or threatened by the Commission or any state or regulatory body; and

(iii)

The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

(A)

(i) the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus) contain all statements and information required to be included therein, (ii) the Registration Statement (and any amendment thereof) does not contain any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus (as amended or supplemented), does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made;

(B)

the Time of Sale Disclosure Package did not include as of the Time of Sale any untrue statement of a material fact or omit, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)

since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or into the Prospectus that has not been so filed

(D)

subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of equity compensation awards under the Company’s equity compensation plans, approved by the Board of Directors of the Company, or shares of Common Stock upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than issuances of equity compensation awards under the Company’s equity compensation plans, approved by the Board of Directors of the Company) or any of its Subsidiaries or any Material Adverse Change, and

(E)

except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be expected to result in any Material Adverse Change.

(g)

The Underwriters shall have received a letter from FINRA confirming that such has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(h)

The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or counsel for the Underwriters may have reasonably requested.

(i)

The Underwriters shall have received the written agreements, substantially in the form of Schedule IV hereto, of the Insiders.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

6.

INDEMNIFICATION AND CONTRIBUTION.

(a)

The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse the Underwriters for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein; or (iii) any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information described in Section 6(b) hereto.

In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding covered by Section 6(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

(b)

Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof or inclusion therein, and will reimburse the Company on a monthly basis for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action. The Company hereby acknowledges that the only written information that the Underwriters have furnished to the Company expressly for use in the Time of Sale Disclosure Package and the Prospectus consists solely of the statements set forth in the Time of Sale Disclosure Package and the Prospectus in the table following the first paragraph and as set forth in the second sentence of the third paragraph, the eleventh paragraph (subheading “Stabilization”), the twelfth paragraph (subheading “Passive Market Making”), the thirteenth paragraph (subheading “Electronic Offer, Sale and Distribution of Shares”) and the first sentence of the fourteenth paragraph (subheading “Offer Restrictions Outside the United States”) under the caption “Underwriting.”

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if indemnified party(s) shall have been advised by their counsel that one or more legal defenses may be available to them that may not be available to the indemnifying party, or that representation of the indemnified party(s) and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party(s) shall have the right to employ a single counsel to represent them in any claim in respect of which indemnity may be sought by the indemnified party(s) under subsections (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party(s) as incurred.

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify and hold harmless the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the respective Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the respective Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the respective Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the respective Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the respective Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages that the respective Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)

The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the respective Underwriter within the meaning of the Securities Act; and the obligations of the respective Underwriter under this Section 6 shall be in addition to any liability that the respective Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.

REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8.

TERMINATION OF THIS AGREEMENT.

(a)

The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s shares of Common Stock shall have been suspended by the Commission or NYSE MKT or trading in securities generally on the NYSE MKT shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT, by such Exchange, by FINRA or by order of the Commission or any other governmental authority having jurisdiction (which includes the Company’s shares of Common Stock), (v) a banking moratorium shall have been declared by federal or state authorities which prevents payment by an Underwriter pursuant to Section 2, (vi) the Company is in material breach of any of its representations, warranties or covenants hereunder, (vii) the Underwriters shall have become aware, after the date hereof, of events that are reasonably expected to result in (A) a Material Adverse Change, or (B) a material adverse change in general market conditions, in each case, as would make it impracticable, in the Underwriters’ reasonable judgment, to proceed with the offering and sale of the Securities, or (viii) a director of the Company (A) is charged with a felony offense relating to any financial matter arising from conduct relating to the Company, (B) becomes the subject of a public action or investigation by a governmental body arising from conduct relating to the Company (or such governmental body announces that it intends to take any such action or undertake any such investigation), or (C) is enjoined, suspended or otherwise limited from serving as a director under the federal securities laws. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)

If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

9.

DEFAULT OF THE COMPANY. If the Company shall fail at the Closing Date or at the Option Closing Date to sell and deliver the Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 4(g), any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10.

NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, to National Securities Corporation, shall be mailed, delivered or telecopied to National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, fax (212) 380-2819 Attention: Jonathan Rich; if to the Company, shall be mailed, delivered or telecopied to it at VolitionRx Limited, 1 Scotts Road, No. 24-05 Shaw Centre, Singapore, 228208, fax +32 8172 5651, Attention: Cameron Reynolds, with a copy to Stradling Yocca Carlson & Rauth, P.C., 660 Newport Center Drive, Suite 1600, Newport Beach, CA, fax (949) 725-4100, Attention: Marc G. Alcser, which copy shall not constitute notice; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.

PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

12.

ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

13.

GOVERNING LAW; CONSENT TO SERVICE OF PROCESS.

(a)

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

(b)

The Company irrevocably appoints Agents and Corporations, Inc., with an address of 1201 Orange Street, Suite 600, Wilmington, Delaware 19899, as its agent for service of process in any suit, action or proceeding described in Section 13(a) hereof and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for the longer of five years or the expiration of the applicable statute of limitations.

14.

COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,
VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Name: Cameron Reynolds Title: President and Chief Executive Officer

By:	/s/ David Kratochvil
Name: David Kratochvil Title: Chief Financial Officer

[Underwriting Agreement – Signature Page of the Company]

Confirmed as of the date first above mentioned by the Underwriters.

NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
Name: Jonathan C. Rich
Title: Executive Vice President

[Underwriting Agreement – Signature Page of the Underwriters]

Schedule I

[Reserved]

Schedule II

Pricing Information

Number of Firm Shares: 2,250,000

Number of Additional Shares: 337,500

Public Offering Price per share of Common Stock: $5.00

Underwriting Discount per share of Common Stock: $0.2151 on Firm Shares

$0.35 on Additional Shares

Proceeds to Company per share of Common Stock (before expenses): $4.7849 on Firm Shares

$4.65 on 337,500 Additional Shares

Schedule III

Subsidiaries

	Country of		Equity
Name	Incorporation	Principal Activity	Interest
Singapore Volition Pte. Limited	Singapore	Development of Nucleosomics intellectual property portfolio	100%
Belgian Volition S.A.	Belgium	Research & Development	100%*
Hypergenomics Pte. Limited	Singapore	Hypergenomics Technology	100%
Volition Diagnostics UK Limited	United Kingdom	Marketing of Diagnostic Products in the United Kingdom	**

*

Two shares in Belgian Volition SA are held by Rodney Rootsaert as Belgian law requires there to be two shareholders.

**

Volition Diagnostics UK Limited is a wholly-owned subsidiary of Belgian Volition S.A.

Schedule IV

Form of Lock-Up Agreement

[_____________], 2016

National Securities Corp.

410 Park Avenue

14th Floor

New York, NY 10022

Dear Sirs or Madams:

As an inducement to each of you (collectively, the “Underwriters”) to execute an underwriting agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of shares of common stock, par value $0.001 per share (the “Shares”) of VolitionRx Limited, a Delaware corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of National Securities Corp. (“National”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be “beneficially owned” by the undersigned, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic risk of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or clause (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities during the Lock-Up Period even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, any short sale or any purchase, sale or grant of any right (including, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of National, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of Shares or any security convertible into or exercisable or exchangeable for Shares.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final prospectus used to sell Shares in the Offering pursuant to the Purchase Agreement; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of, the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless National waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Purchase Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this Agreement during the Lock-Up Period (as may have been extended pursuant to the previous paragraph), it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts; (ii) to any immediate family member; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iv) by will or intestacy; (v) to a charity or educational institution; (vi) if the undersigned is an entity, to the limited partners, members or stockholders of the undersigned; (vii) to the undersigned’s affiliates, or to any investment fund or other entity controlled or managed by, directly or indirectly, or under common control or management with, the undersigned, or (viii) if the undersigned is a trust, transfers to the beneficiary of such trust; provided, in each case, that (x) such transfer shall not involve a disposition for value and (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin, and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Act”).

The foregoing restrictions shall not apply to the sale or transfer of Shares acquired in open market transactions after the completion of the Offering; provided that no filing under Section 13(d) or Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with such sales or transfers.

In addition, the foregoing restrictions shall not apply to (i) (a) the exercise of stock options, warrants or other equity awards; (b) cashless “net” exercises of options and warrants held by the undersigned; and (c) the receipt by the undersigned of any securities of the Company from the Company, including, but not limited to, Shares and stock options and warrants exercisable for Shares; provided that any of the Undersigned’s Securities issued upon such exercise thereof shall continue to be subject to the terms of this Agreement, (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that unless such Plan meets the requirements of (iii) below, no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission (the “SEC”) under the Exchange Act in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), or (iii) sales of the Undersigned’s Securities pursuant to such Plans established prior to June 30, 2016, provided that such Plans are not amended, modified or changed in any way after June 30, 2016, except as set forth in the prospectus relating to the Offering to be filed with the SEC pursuant to Rule 424(b) under the Act, and included as part of the registration statement of the Company on Form S-3 (File No. 333-206781), as filed with the SEC on September 4, 2015.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the Undersigned’s Securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, or if the Underwriters notify the Company that they do not intend to proceed with the offering, (ii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of Shares to be sold thereunder, or (iii) the Offering is not completed by December 31, 2016.

The undersigned understands that the Underwriters are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

________________________________________ Printed Name of Holder
By: _____________________________________ Signature
________________________________________ Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

Schedule V

Directors and Executive Officers

Cameron Reynolds	President, Chief Executive and Director

Dr. Martin C. Faulkes	Executive Chairman of the Board of Directors

Guy Innes	Director

Dr. Alan Colman	Director

Dr. Habib Skaff	Director

Dr. Edward Futcher	Director

David Kratochvil	Chief Financial Officer and Treasurer

Rodney Rootsaert	Secretary

Dr. Jason Terrell	Chief Medical Officer and Head of U.S. Operations

Dr. Jacob Micallef	Director and the Chief Scientific Officer of VolitionRx Limited and Belgian Volition S.A.

Schedule VI

Underwriters

Underwriter	Firm Shares	Additional Shares

National Securities Corporation	2,250,000	337,500